UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 29, 2010

(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway Suite 800 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 28, 2010, Capstead Mortgage Corporation issued a press release announcing first quarter 2010 results. A copy of the press release is attached as Exhibit 99.1.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The annual meeting of stockholders was held on April 28, 2010.

(b)	The board members included in (c) below were elected to Capstead’s board of directors (constituting the entire board of directors).

(c)	The voting results for each nominee were as follows:

Name	For	Withheld/ Abstentions	Broker Non-votes
Jack Biegler	23,412,555	14,210,868	21,230,303
Andrew F. Jacobs	37,241,063	382,360	21,230,303
Gary Keiser	23,341,935	14,281,488	21,230,303
Paul M. Low	36,844,864	778,559	21,230,303
Christopher W. Mahowald	37,243,625	379,798	21,230,303
Michael G. O’Neil	37,198,633	424,790	21,230,303
Mark S. Whiting	23,345,458	14,277,965	21,230,303

(d)	Proposal 2 to ratify the appointment of Ernst & Young LLP as Capstead’s independent registered public accounting firm was adopted with 57,688,812 shares voting for, 1,000,492 voting against, and 164,422 shares abstaining.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press release issued by Capstead Mortgage Corporation dated April 28, 2010 announcing first quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

April 29, 2010	By:	/S/ PHILLIP A. REINSCH
Phillip A. Reinsch
Chief Financial Officer and Executive Vice President